Exhibit 99.1

Cirrus Logic Reports Q3 FY18 Revenue of $482.7 Million

Company Announces a $200 Million Share Repurchase Program

AUSTIN, Texas--(BUSINESS WIRE)--February 5, 2018--Cirrus Logic, Inc. (Nasdaq:CRUS), a leader in high performance, low-power ICs for audio and voice signal processing applications, today posted on its website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the third quarter fiscal year 2018, which ended Dec. 30, 2017, as well as the company’s current business outlook.

“Unanticipated weakness in smartphone demand that materialized in late December drove our Q3 results below expectations and further impacted our Q4 guidance,” said Jason Rhode, president and chief executive officer. “Despite these near-term challenges, our design position remains strong at our top customers and our wide range of new and existing products are expected to drive exciting opportunities in audio and voice applications across the smartphone, digital headset and smart home markets over the next several years.”

Reported Financial Results – Third Quarter FY18

  Revenue of $482.7 million;
  GAAP and non-GAAP gross margin of 48.7 percent and 48.8 percent, respectively;
  GAAP operating expenses of $131.6 million and non-GAAP operating expenses of $107.9 million; and
  GAAP diluted earnings per share of $0.52 and non-GAAP diluted earnings per share of $1.59.
  Results include an additional week as approximately every 6 years our financial results are comprised of 53 weeks versus the typical 52 weeks.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – Fourth Quarter FY18

  Revenue is expected to range between $300 million and $340 million;
  GAAP gross margin is expected to be between 48 percent and 50 percent; and
  Combined GAAP R&D and SG&A expenses are expected to range between $130 million and $136 million, which includes approximately $13 million in share-based compensation and $13 million in amortization of acquired intangibles.

Share Repurchase Authorization

The company also announced that its Board of Directors authorized the repurchase of up to an additional $200 million of the company's common stock, in addition to the $60.2 million remaining from the Board’s previous share repurchase authorization in October 2015. The repurchases will be funded from working capital and anticipated cash from operations and may occur from time to time depending on a variety of factors, including general market and economic conditions and other corporate considerations. The share repurchase program is designed to comply with all applicable securities laws and may be suspended or discontinued at any time without notice.

Cirrus Logic will host a live Q&A session at 5 p.m. EST today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (416) 621-4642, or toll-free at (800) 585-8367 (Access Code: 3179607).

Cirrus Logic, Inc.

Cirrus Logic is a leader in high performance, low-power ICs for audio and voice signal processing applications. Cirrus Logic’s products span the entire audio signal chain, from capture to playback, providing innovative products for the world’s top smartphones, tablets, digital headsets, wearables and emerging smart home applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture. Check us out at www.cirrus.com.

Cirrus Logic and Cirrus are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, operating income, operating expenses, gross margin, tax expense and tax expense impact on earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements including our statements about our future opportunities and estimates for the fourth quarter fiscal year 2018 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the fourth quarter of fiscal year 2018, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the timing and success of new product ramps; and the risk factors listed in our Form 10-K for the year ended March 25, 2017 and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Summary financial data follows:

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	Dec. 30,	Sep. 23,	Dec. 24,	Dec. 30,	Dec. 24,
	2017	2017	2016	2017	2016
	Q3'18	Q2'18	Q3'17	Q3'18	Q3'17
Portable audio products	$438,650	$381,761	$483,712	$1,101,099	$1,083,190
Non-portable audio and other products	44,091	43,776	39,317	127,914	127,886
Net sales	482,741	425,537	523,029	1,229,013	1,211,076
Cost of sales	247,653	214,255	267,877	620,927	617,540
Gross profit	235,088	211,282	255,152	608,086	593,536
Gross margin	48.7%	49.7%	48.8%	49.5%	49.0%

Research and development	96,978	90,353	76,079	270,888	225,686
Selling, general and administrative	34,604	30,041	32,884	95,504	95,513
Total operating expenses	131,582	120,394	108,963	366,392	321,199

Income from operations	103,506	90,888	146,189	241,694	272,337

Interest income (expense), net	912	725	(350)	2,231	(2,042)
Other income (expense), net	322	(1,116)	(47)	(813)	(161)
Income before income taxes	104,740	90,497	145,792	243,112	270,134
Provision for income taxes	70,961	17,197	23,751	93,121	43,983
Net income	$33,779	$73,300	$122,041	$149,991	$226,151

Basic earnings per share:	$0.53	$1.16	$1.91	$2.36	$3.59
Diluted earnings per share:	$0.52	$1.10	$1.83	$2.26	$3.41

Weighted average number of shares:
Basic	63,453	63,431	63,837	63,655	63,025
Diluted	65,557	66,360	66,748	66,377	66,378

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended			Nine Months Ended
	Dec. 30,	Sep. 23,	Dec. 24,	Dec. 30,	Dec. 24,
	2017	2017	2016	2017	2016
Net Income Reconciliation	Q3'18	Q2'18	Q3'17	Q3'18	Q3'17
GAAP Net Income	$33,779	$73,300	$122,041	$149,991	$226,151
Amortization of acquisition intangibles	11,600	11,600	8,308	34,800	24,997
Stock based compensation expense	12,512	12,292	9,471	36,207	28,706
Acquisition-related items	-	-	-	(4,048)	(3,566)
Adjustment to income taxes	46,273	(7,260)	(15,094)	31,756	(34,191)
Non-GAAP Net Income	$104,164	$89,932	$124,726	$248,706	$242,097

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$0.52	$1.10	$1.83	$2.26	$3.41
Effect of Amortization of acquisition intangibles	0.18	0.18	0.13	0.52	0.38
Effect of Stock based compensation expense	0.19	0.19	0.14	0.55	0.43
Effect of Acquisition-related items	-	-	-	(0.06)	(0.05)
Effect of Adjustment to income taxes	0.70	(0.11)	(0.23)	0.48	(0.52)
Non-GAAP Diluted earnings per share	$1.59	$1.36	$1.87	$3.75	$3.65

Operating Income Reconciliation
GAAP Operating Income	$103,506	$90,888	$146,189	$241,694	$272,337
GAAP Operating Profit	21%	21%	28%	20%	22%
Amortization of acquisition intangibles	11,600	11,600	8,308	34,800	24,997
Stock compensation expense - COGS	386	328	282	1,052	747
Stock compensation expense - R&D	6,995	6,034	5,078	19,289	15,199
Stock compensation expense - SG&A	5,131	5,930	4,111	15,866	12,760
Acquisition-related items	-	-	-	(4,048)	(3,566)
Non-GAAP Operating Income	$127,618	$114,780	$163,968	$308,653	$322,474
Non-GAAP Operating Profit	26%	27%	31%	25%	27%

Operating Expense Reconciliation
GAAP Operating Expenses	$131,582	$120,394	$108,963	$366,392	$321,199
Amortization of acquisition intangibles	(11,600)	(11,600)	(8,308)	(34,800)	(24,997)
Stock compensation expense - R&D	(6,995)	(6,034)	(5,078)	(19,289)	(15,199)
Stock compensation expense - SG&A	(5,131)	(5,930)	(4,111)	(15,866)	(12,760)
Acquisition-related items	-	-	-	4,048	3,566
Non-GAAP Operating Expenses	$107,856	$96,830	$91,466	$300,485	$271,809

Gross Margin/Profit Reconciliation
GAAP Gross Profit	$235,088	$211,282	$255,152	$608,086	$593,536
GAAP Gross Margin	48.7%	49.7%	48.8%	49.5%	49.0%
Stock compensation expense - COGS	386	328	282	1,052	747
Non-GAAP Gross Profit	$235,474	$211,610	$255,434	$609,138	$594,283
Non-GAAP Gross Margin	48.8%	49.7%	48.8%	49.6%	49.1%

Effective Tax Rate Reconciliation
GAAP Tax Expense	$70,961	$17,197	$23,751	$93,121	$43,983
GAAP Effective Tax Rate	67.7%	19.0%	16.3%	38.3%	16.3%
Adjustments to income taxes	(46,273)	7,260	15,094	(31,756)	34,191
Non-GAAP Tax Expense	$24,688	$24,457	$38,845	$61,365	$78,174
Non-GAAP Effective Tax Rate	19.2%	21.4%	23.7%	19.8%	24.4%

Tax Impact to EPS Reconciliation
GAAP Tax Expense	$1.08	$0.26	$0.36	$1.40	$0.66
Adjustments to income taxes	(0.71)	0.11	0.23	(0.48)	0.52
Non-GAAP Tax Expense	$0.37	$0.37	$0.59	$0.92	$1.18

Free Cash Flow Reconciliation
GAAP Cash Flow from Operations	$132,314	$84,525	$208,046	$213,023	$244,893
Capital Expenditures	(14,296)	(16,079)	(11,438)	(41,663)	(35,300)
Non-GAAP Free Cash Flow	$118,018	$68,446	$196,608	$171,360	$209,593

CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Dec. 30,	Mar. 25,	Dec. 24,
	2017	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$226,640	$351,166	$310,375
Marketable securities	12,822	99,813	72,342
Accounts receivable, net	217,619	119,974	246,630
Inventories	192,967	167,895	154,128
Other current assets	29,445	37,080	41,747
Total current Assets	679,493	775,928	825,222

Long-term marketable securities	173,717	-	-
Property and equipment, net	187,143	168,139	167,933
Intangibles, net	126,183	135,188	144,005
Goodwill	288,481	286,767	287,518
Deferred tax asset	16,467	32,841	34,737
Other assets	21,841	14,607	13,990
Total assets	$1,493,325	$1,413,470	$1,473,405

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$116,274	$73,811	$154,930
Accrued salaries and benefits	29,543	40,190	33,122
Other accrued liabilities	29,903	30,074	24,687
Total current liabilities	175,720	144,075	212,739

Long-term debt	-	60,000	100,000
Other long-term liabilities	106,239	57,703	56,631

Stockholders' equity:
Capital stock	1,301,800	1,259,279	1,247,191
Accumulated deficit	(92,402)	(107,014)	(141,027)
Accumulated other comprehensive income (loss)	1,968	(573)	(2,129)
Total stockholders' equity	1,211,366	1,151,692	1,104,035
Total liabilities and stockholders' equity	$1,493,325	$1,413,470	$1,473,405

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com